NSAR ITEM 77O
October 1, 2000 to March 31, 2001
VK Aggressive Growth Fund
10f-3 Transactions


Underwriting #  Underwriting          Purchased From     Amount of          % of          Date of
                                                            Shares      Underwriting      Purchase
                                                          Purchased

     1.         Informax Inc.         Bear Stearns        10,200        0.204%            10/02/00

     2.         Coach, Inc.           Prudential          49,000        0.664%            10/04/00
                                      Securities
     3.         Advanced Switching    Hambrecht & Quist    2,900        0.046%            10/04/00
                Communications, Inc.

     4.         W-H Energy            CS First Boston     64,200        0.642%            10/10/00
                Services, Inc.

     5.         Community Health      Merrill Lynch       474,800        2.638%           10/30/00
                Systems, Inc.

     6.         Transmeta Corp.       SG Cowen              5,000        0.038%           11/06/00

     7.         KPMG Consulting       Goldman Sachs        140,000       0.124%           02/07/01

     8.         Riverstone Networks   Lehman Bros.          28,400       0.284%           02/15/01



Underwriting Participants for #1.
Bear, Stearns & Co. Inc.
U.S. Bancorp Piper Jaffray Inc.
Adams, Harkness & Hill, Inc.
Banc of America Securities LLC
Chase Securities, Inc.
Dain Rauscher Incorporated
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
Robert W. Baird & Co. Incorporated
William Blair & Company, LLC
Chatsworth Securities LLC
Gaines, Berland Inc.
Gerard Klauer Mattison & Co., LLC
Jesup & Lemont Securities Corporation
Josephthal & Co. Inc.
Ladenburg Thalmann & Co. Inc.
Legg Mason Wood Walker, Incorporated
McDonald Investments Inc.
Needham & Company, Inc.
The Robinson-Humphrey Company, LLC
Sanders Morris Harris
Sands Brothers & Co., LTD
Scott & Stringfellow, Inc.
Wunderlich Securities, Inc.

Underwriting Participants for #2
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
William Blair & Company, LLC
Ramirez & Co. Inc.
Salomon Smith Barney Inc.
Wachovia Securities, Inc.
The Williams Capital Group, L.P.


Underwriting Participants for #3

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
FleetBoston Robertson Stephens Inc.
CIBC World Markets Corp.
Dain Rauscher Wessels
Ferris, Baker Watts, Incorporated
First Union Securities, Inc.
Guzman & Company
Edward D. Jones & Co., L.P.
Nutmeg Securities, Ltd.
Tucker Anthony Incorporated

Underwriting Participants for #4

Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
UBS Warburg LLC
Simmons & Company International
DLJdirect Inc.
Robert W. Baird & Co. Incorporated
Chatsworth Securities LLC.
First Union Securities, Inc.
Invemed Associates, Inc.
Jefferies & Company, Inc.
Edward D. Jones & Co.LP
PaineWebber Incorporated
Prudential Securities Incorporated Inc
Raymond James & Associates, Inc
Sanders Morris Harris Inc.

Underwriting Participants for #5

Merrill Lynch, Pierce, Fenner & Smith
Credit Suisse First Boston Corporation
Banc of America Securities LLC
Chase Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
CIBC World Markets Corp
First Union Securities, Inc.
Gerard Klauer Mattison & Co., Inc.
Jefferies & Company, Inc.
Raymond James & Associates, Inc.
Salomon Smith Barney Inc.
Scotia Capital (USA)
UBS Warburg LLC
U.S. Bancorp Piper Jaffray Inc.

Underwriting Participants for #6

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc
Salomon Smith Barney Inc.
Banc of America Securities LLC.
SG Cowen Securities Corporation
ABN AMRO Incorporated
Adams, Harkness & Hill, Inc.
anford C. Bernstein & Co., Inc.
Chase Securities Inc.
Chatsworth Securities LLC
Dain Rauscher Wessels
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L. P.
Pacific Growth Equities, Inc.


Underwriting Participants for #7

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorp
Banc of America Securities
BNY Capital Markets, Inc.
Bear, Stearns & Co., Inc.
Blaylock & Partners, L.P.
Epoch Securities, Inc.
Janney Montgomery Scott LLC
Edward D. Jones & Co., L.P.
Lehman Brothers Inc.
PNC Capital Markets, Inc.
Sanders Morris Harris Inc.
SG Cowen Securities Corporation

Underwriting Participants for #8.

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Ferris, Baker Watts, Incorporated
First Albany Corporation
Kaufman Bros.,L.P.
SG Cowen Securities Corporation
SunTrust Equitable Securities Corporation
UBS Warburg LLC